Exhibit 99.1

Ann T. Scott 303-460-3537, ascott@ball.com Bradford Walton , bradford.walton@ball.com
News Release For Immediate Release www.ball.com	Investor Contact: Ann T. Scott (303) 460-3537, ascott@ball.com Media Contact: Bradford Walton (415) 254-7168, bradford.walton@ball.com

Ball Corporation Board Elects Fisher as Chairman

WESTMINSTER, Colo., March 10, 2023 — Ball Corporation (NYSE: BALL) today elected Daniel W. Fisher, the company’s president and chief executive officer, as chairman of the board, effective at the annual shareholders meeting on Wednesday, April 26. John A. Hayes, who has served as chairman since 2013, will not seek re-election to the board.

Fisher has been president of Ball Corporation and a board member since January 2021 and, in early 2022, assumed the role of CEO. He has 13 years of executive leadership experience at Ball in a variety of positions, including senior vice president and chief operating officer of the global beverage business from 2016 to 2021, and president of the North and Central America beverage business during the Rexam acquisition, after ever-increasing roles of responsibility within the North and Central America beverage business. When he was named president of Ball Corporation in 2021, he assumed responsibility for the company’s aerospace, aluminum aerosol and aluminum cups businesses.

“Since joining Ball in 2010, Dan has proven himself as a driven, visionary leader who is dedicated to achieving our Drive for 10 vision, delivering strong financial and operational results, and nurturing a strong culture where our employees thrive on making a difference for our customers and communities through sustainability and innovation,” said Stuart Taylor, lead independent director of Ball’s board of directors. “Since becoming CEO in 2022, Dan’s leadership has been critical in navigating Ball through a challenging macroeconomic and geopolitical environment, and we continue to be optimistic about our future under his direction. We also want to thank John for serving as chairman of the board for the past decade.”

Hayes joined Ball Corporation’s board of directors in 2010 and served as Ball’s CEO from 2011 until 2022.

About Ball Corporation

Ball Corporation supplies innovative, sustainable aluminum packaging solutions for beverage, personal care and household products customers, as well as aerospace and other technologies and services primarily for the U.S. government. Ball Corporation and its subsidiaries employ 21,000 people worldwide and reported 2022 net sales of $15.35 billion. For more information, visit www.ball.com, or connect with us on Facebook or Twitter.

Forward-Looking Statement

This release contains "forward-looking" statements concerning future events and financial performance. Words such as "expects," "anticipates," "estimates," "believes," and similar expressions typically identify forward-looking statements, which are generally any statements other than statements of historical fact. Such statements are based on current

Exhibit 99.1

expectations or views of the future and are subject to risks and uncertainties, which could cause actual results or events to differ materially from those expressed or implied. You should therefore not place undue reliance upon any forward-looking statements and they should be read in conjunction with, and qualified in their entirety by, the cautionary statements referenced below. Ball undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key factors, risks and uncertainties that could cause actual outcomes and results to be different are summarized in filings with the Securities and Exchange Commission, including Exhibit 99 in Ball's Form 10-K, which are available on Ball's website and at www.sec.gov. Additional factors that might affect: a) Ball's packaging segments include product capacity, supply, and demand constraints and fluctuations and changes in consumption patterns; availability/cost of raw materials, equipment, and logistics; competitive packaging, pricing and substitution; changes in climate and weather and related events such as drought, wildfires, storms, hurricanes, tornadoes and floods; footprint adjustments and other manufacturing changes, including the startup of new facilities and lines; failure to achieve synergies, productivity improvements or cost reductions; unfavorable mandatory deposit or packaging laws; customer and supplier consolidation; power and supply chain interruptions; changes in major customer or supplier contracts or loss of a major customer or supplier; inability to pass through increased costs; war, political instability and sanctions, including relating to the situation in Russia and Ukraine and its impact on Ball's supply chain and its ability to operate in Europe, the Middle East and Africa regions generally; changes in foreign exchange or tax rates; and tariffs, trade actions, or other governmental actions, including business restrictions and orders affecting goods produced by Ball or in its supply chain, including imported raw materials; b) Ball's aerospace segment include funding, authorization, availability and returns of government and commercial contracts; and delays, extensions and technical uncertainties affecting segment contracts; c) Ball as a whole include those listed above plus: the extent to which sustainability-related opportunities arise and can be capitalized upon; changes in senior management, succession, and the ability to attract and retain skilled labor; regulatory actions or issues including those related to tax, environmental, social and governance reporting, competition, environmental, health and workplace safety, including U.S. Federal Drug Administration and other actions or public concerns affecting products filled in Ball's containers, or chemicals or substances used in raw materials or in the manufacturing process; technological developments and innovations; the ability to manage cyber threats; litigation; strikes; disease; pandemic; labor cost changes; inflation; rates of return on assets of Ball's defined benefit retirement plans; pension changes; uncertainties surrounding geopolitical events and governmental policies, including policies, orders, and actions related to COVID-19; reduced cash flow; interest rates affecting Ball's debt; and successful or unsuccessful joint ventures, acquisitions and divestitures, and their effects on Ball's operating results and business generally.

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